Exhibit 5.1
Bass, Berry & Sims plc
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-3001
(615) 742-6200
March 15, 2007
Coventry Health Care, Inc.
6705 Rockledge Drive, Suite 900
Bethesda, Maryland 20817
     Re: Shelf Registration of Notes of Coventry Health Care, Inc. (the “Company”)
Ladies and Gentlemen:
     In connection with the automatic shelf registration statement on Form S-3 (the “Registration Statement”), filed on March 15, 2007 with the Securities and Exchange Commission under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.
     You have provided us with a draft prospectus (the “Prospectus”), which is a part of the Registration Statement. The Prospectus as, and if, supplemented by various supplements (each a “Prospectus Supplement”) will provide for the registration by the Company of Senior Notes due 2017 (the “Notes”).
     The Notes will be evidenced by a note in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference and issued pursuant to an indenture (as amended or supplemented from time to time, the “Indenture”) relating to the Notes between the Company and The Bank of New York, as trustee (the “Trustee”).
     In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes, and for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

NASHVILLE Downtown	|	KNOXVILLE	|	MEMPHIS	|	NASHVILLE Music Row	|	www.bassberry.com

Coventry Health Care, Inc.

March 15, 2007
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties.
     We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the laws of the State of Tennessee and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. With respect to the opinions set forth in paragraphs 1 and 2 below, we have assumed that the laws of the State of New York are the same as the laws of the State of Tennessee.
     This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
     Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
     1. When (a) the Notes have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Notes), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement(s), and (b) assuming that the terms of the Notes as executed and delivered are as described in the Registration Statement, the Prospectus and any Prospectus Supplement(s), and (c) assuming that the Notes as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (d) assuming that the Notes as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) assuming that the Notes are then issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s), the Notes will constitute valid and legally binding

Coventry Health Care, Inc.

March 15, 2007
obligations of the Company, enforceable against the Company in accordance with the terms of the Notes.
     2. When (a) the Notes have been duly executed and delivered by all parties thereto, and (b) assuming that the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (c) assuming that the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) assuming that the Notes are then issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s), such Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of New York in accordance with the terms of such Indenture.
     The opinions set forth in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion with respect to whether acceleration of Notes may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.
     To the extent that the obligations of the Company under the Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.
Very truly yours,
/s/ Bass, Berry & Sims PLC